Exhibit 99.1
11730 Plaza America, Suite 700
Reston, VA 20190
News Release
Contacts:
Brian J. Clark, Executive Vice President & CFO
(703) 707-6751
Maureen Crystal, Vice President of Investor Relations
(703) 707-6777
mcrystal@nciinc.com
NCI Reports Third Quarter 2011 Financial and Operating Results
RESTON, VA, November 2, 2011 — NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, today announced financial and operating results for the third quarter ended September 30, 2011.
Third quarter revenue was at the low end of management’s guidance range issued last quarter, and diluted earnings per share, including acquisition-related costs, was slightly above the guidance range.
Third Quarter Fiscal Year 2011 Results:
For the third quarter of 2011, NCI reported revenue of $132.0 million compared with third quarter 2010 revenues of $168.8 million, a decrease of 21.8%. The year-over-year decrease in revenue was due to the previously disclosed winding down of non-core Base Realignment and Closure (BRAC)-related programs and a decline in U.S. Air Force’s Network Centric Solutions (NETCENTS) product orders, which collectively accounted for $42.2 million; lower revenues from the PEO Soldier program, which accounted for $4.6 million; and decreases in revenue attributable to completion of task orders awarded under several Government Wide Acquisition Contracts (GWAC) and Indefinite Delivery/Indefinite Quantity (ID/IQ) vehicles, which accounted for $6.3 million. The decrease in revenue was partially offset by revenue attributable to programs added through the acquisition of AdvanceMed, which was completed in April 2011.

Operating income for the third quarter of 2011 decreased by 35.9% from the third quarter of 2010. Operating income for the third quarter of 2011 was $6.4 million, or 4.9% of revenue, compared with $10.1 million, or 6.0% of revenue, for the third quarter ended September 30, 2010. Operating margin for the third quarter of 2011 declined as a result of lower total revenue compared with the same period in 2010; higher indirect support expenses; higher depreciation and amortization and acquisition costs resulting from the AdvanceMed acquisition; and reduced profitability on the PEO-Soldier cost-plus-fee bridge contract.
As expected and previously disclosed, non-core materials-related revenue associated with the BRAC and NETCENTS contracts contributed little to no operating margin in the third quarter of 2011. Excluding this BRAC and NETCENTS revenue and related costs, core operating margin was 5.0% and 7.3% for the third quarters of 2011 and 2010, respectively.
The effective tax rate for the third quarter of 2011 was 41.5% compared with 38.6% for the third quarter of 2010.
Net income for the third quarter of 2011 was $3.5 million, compared with $6.1 million for the same period in 2010. Diluted earnings per share were $0.25 per share for the third quarter of 2011 compared with $0.44 per share for the third quarter of 2010.
NCI reported total backlog at September 30, 2011 of $1.3 billion, of which $268 million was funded. This compares with total backlog of $1.3 billion at June 30, 2011, of which $254 million was funded.
Third quarter net bookings totaled $72 million, equating to a book-to-bill ratio of 0.6:1; year-to-date book-to-bill ratio was 0.4:1.
Nine Month Fiscal Year 2011 Results:
For the nine months ended September 30, 2011, NCI reported revenue of $443.4 million compared with revenue of $410.3 million for the first nine months of 2010, an increase of 8.1%. Organic revenue growth for the first nine months of fiscal 2011 was 2.1%1.

[1]	Organic revenue growth, as presented, measures revenue growth adjusted for the impact of acquisitions. NCI believes that this non-GAAP financial measure provides useful information because it allows management and investors to better assess the underlying growth rate of the company’s existing business. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Operating income for the nine months ended September 30, 2011 decreased by 17.6% over the first nine months of fiscal year 2010. Operating income for the first nine months of 2011 was $23.0 million, or 5.2% of revenue, compared with $28.0 million, or 6.8% of revenue, for the same period in 2010. Operating margin was lower for the first nine months ended September 30, 2011 due primarily to the above-mentioned factors that affected year-over-year operating margin performance in the third quarter of 2011.
Net income for the first nine months of fiscal year 2011 was $13.0 million compared with net income for the same period last year of $17.0 million. The primary reasons for the decrease in nine-month net income are the factors affecting operating income, higher interest expense due to the acquisition of AdvanceMed, and a higher effective income tax rate during the period. Diluted earnings per share for the first nine months of fiscal year 2011 were $0.94 compared with $1.22 for the first nine months of fiscal year 2010.
Cash flow provided by operating activities for the first nine months of 2011 was $26.3 million, including $13.1 million provided in the third quarter of 2011. Capital expenditures for the first nine months of 2011 were $2.1 million. At September 30, 2011, days sales outstanding, or DSO, was 70 days, down from 73 days last quarter.
“NCI and the broader Government Services sector continue to face unprecedented challenges, among them: the delayed Fiscal 2012 appropriations and the continuing resolution; potentially significant spending reductions coming out of the Joint Select Committee; ongoing inefficiencies in the contracting and acquisition process; and changes in the competitive nature of procurements, including the greater frequency of award protests. Collectively, these issues present a difficult set of market dynamics impacting our near term performance,” said NCI’s President, Terry Glasgow. “Nevertheless, I am convinced that we have the resources necessary to successfully navigate through the market turbulence in these times of uncertainty.”
Share Repurchase
During 2010, our Board of Directors authorized management to repurchase up to $25.0 million of our Class A common stock pursuant to a stock repurchase program. During the third quarter of 2011, NCI purchased 288,000 shares of Class A common stock at an average price of $15.45 per share, for a total purchase price of $4.5 million. $20.5 million is remaining under the Board of Directors’ authorization for shares repurchases.

Management’s Outlook:
Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for its fiscal year 2011 fourth quarter and updating guidance for it full 2011 fiscal year. The table below represents management’s current expectations about future financial performance, based on information available at this time:

	Fourth Quarter	Fiscal Year
	Fiscal Year 2011 Ending	Ending
	December 31, 2011	December 31, 2011
Revenue	$113 million – $121 million	$556 million – $564 million
Diluted EPS	$0.14 – $0.16	$1.08 – $1.10
Diluted projected share count	13.5 million	13.8 million
Charles K. Narang, NCI’s Chairman and CEO, said, “2011 market conditions continue to present challenges to our business. We are assessing the problems and difficulties in the wider market — and, yes, closer to home — but we will not dwell on them or merely look to ride out the storm. We are taking, and will continue to take, proactive steps to seek out opportunities for growth as well as examining ways to maximize efficiencies and generate greater profitability and value for our customers, shareholders and employees.”
Conference Call Information
As previously announced, NCI will conduct a conference call today at 5 p.m. EDT to discuss fiscal third-quarter 2011 results. Interested parties may access the call by dialing (877) 477-1422 (domestic) or (973) 582-2740 (international). The confirmation code for the live call is 53255880. The conference call will be broadcast simultaneously on the Investors page of the company’s website, www.nciinc.com. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software.
A replay of the call will be available beginning at 8 p.m. EDT today and will remain available for a two-week period. To access the replay, call (800) 642-1687 (domestic) or (706) 645-9291 (international). The confirmation code for the replay is 53255880. A replay webcast will also be available on NCI, Inc.’s website shortly after the conclusion of the call.

About NCI, Inc.:
NCI is a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT and informatics; and training and simulation. A member of the Russell 2000 and S&P Small Cap 600 indexes, the company was recently named to the Forbes list of America’s 25 Fastest-Growing Tech Companies for 2010, as well as FORTUNE Magazine’s 2010 “100 Fastest-Growing Companies” list. Headquartered in Reston, Virginia, NCI has approximately 2,800 employees at more than 100 locations worldwide. For more information, visit our website at www.nciinc.com, or email mcrystal@nciinc.com.
Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.
Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; A reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 fiscal year), other potential delays in the Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.
The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

NCI, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenue	$132,004	$168,769	$443,432	$410,319

Operating costs and expenses:
Cost of revenue	116,855	151,138	395,781	361,456
General and administrative expense	6,768	6,194	18,612	17,179
Depreciation and amortization	1,870	1,359	4,995	3,725
Acquisition and integration related expenses	54	—	1,003	—

Total operating costs and expenses	125,547	158,691	420,391	382,360

Operating income	6,457	10,078	23,041	27,959
Interest expense, net	503	133	1,183	426

Income before income taxes	5,954	9,945	21,858	27,533
Provision for income taxes	2,472	3,841	8,825	10,567

Net income	$3,482	$6,104	$13,033	$16,966

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,588	13,639	13,646	13,612

Net income per share	$0.26	$0.45	$0.96	$1.25

Diluted:

Weighted average shares outstanding	13,791	13,873	13,875	13,879

Net income per share	$0.25	$0.44	$0.94	$1.22

NCI, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	September 30,	December 31,
	2011	2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,174	$2,791
Accounts receivable, net	100,411	132,693
Deferred tax assets, net	4,522	4,547
Prepaid expenses and other current assets	5,093	3,347

Total current assets	111,200	143,378

Property and equipment, net	16,382	11,751
Other assets	1,507	1,590
Intangible assets, net	9,230	6,179
Goodwill	151,024	106,580

Total assets	$289,343	$269,478

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$29,766	$61,046
Accrued salaries and benefits	19,685	20,229
Deferred revenue	1,267	2,951
Other accrued expenses	5,104	3,468

Total current liabilities	55,822	87,694

Long-term debt	61,700	20,000
Deferred tax liabilities, net	7,814	7,450
Deferred rent and other long-term liabilities	836	1,287

Total liabilities	126,172	116,431

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 8,672 shares issued and 8,384 outstanding as of September 30, 2011, and 8,469 shares issued and outstanding as of December 31, 2010	164	161
Class B common stock, $0.019 par value—12,500 shares authorized; 5,200 shares issued and outstanding as of September 30, 2011 and December 31, 2010	99	99
Additional paid-in capital	69,432	67,889
Treasury stock—288 and 0 shares of Class A commons stock at cost as of September 30, 2011 and 0 shares of Class A common stock as of December 31, 2010	(4,455)	—
Retained earnings	97,931	84,898

Total stockholders’ equity	163,171	153,047

Total liabilities and stockholders’ equity	$289,343	$269,478

NCI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$13,033	$16,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,995	3,725
Stock compensation expense	1,273	1,288
Deferred income taxes	388	2,346
Changes in operating assets and liabilities:
Accounts receivable, net	45,381	(17,713)
Prepaid expenses and other assets	(1,244)	(2,838)
Accounts payable	(32,566)	14,749
Accrued expenses	(4,588)	(1,377)
Deferred rent	(404)	(411)

Net cash provided by operating activities	26,268	16,735

Cash flows from investing activities:
Purchase of property and equipment	(2,080)	(5,206)
Proceeds from sale of property and equipment	26	56
Cash paid for acquisitions, net of cash received	(63,327)	—

Net cash used in investing activities	(65,381)	(5,150)

Cash flows from financing activities:
Borrowings under credit facility	165,966	82,359
Repayments on credit facility	(124,266)	(95,859)
Principal payments under capital lease obligations	(23)	(53)
Proceeds from exercise of stock options	252	2,441
Excess tax deductions from stock options	22	258
Purchases of Class A common stock	(4,455)	—

Net cash provided by (used in) financing activities	37,496	(10,854)

Net change in cash and cash equivalents	(1,617)	731
Cash and cash equivalents, beginning of period	2,791	1,193

Cash and cash equivalents, end of period	$1,174	$1,924

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$1,273	$466

Income taxes	$9,927	$11,476

Organic Growth Reconciliation
(unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenue, as reported	$132,004	$168,769	$443,432	$410,319
Plus: revenue from acquired company for the comparable prior year periods	—	12,269	—	23,965

Organic revenue	$132,004	$181,038	$443,432	$434,284

Percent growth	NM		2.1%

NM — Not meaningful
###